UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement Effective on October 10, 2014 and 12% Convertible Promissory Note due October 10, 2015

VeriTeQ Corporation (the “Company”) and WHC Capital LLC entered into a securities purchase agreement, (the “Securities Agreement’), dated and effective October 10, 2014. WHC Capital is an accredited investor. Pursuant to the terms of the Securities Agreement, the Company issued and sold to WHC Capital a convertible promissory note, bearing interest at 12% per annum in the amount of $90,750, which includes an original issue discount of $8,250.

The 12% Note matures on October 10, 2015 and any time after 110 days from the date of issuance, may be converted in whole or in part into the Company's common stock, at the option of the holder at a conversion price equal to a 40% discount from the average of the three lowest daily closing prices of the Company’s common stock in the ten trading days prior to the day that the holder requests conversion. However, in no event shall the holder be entitled to convert any portion of the note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the note.

If, at any time when the note  is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is more favorable to the investor in such subsequent placement than the then conversion price in effect for the note on the date of such issuance (or deemed issuance) of such shares of the Company’s common Stock, the conversion price of the note shall be adjusted to match the more favorable price or formula.

The note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding the Company will not incur liens except permitted liens, pay dividends, dispose of certain assets and the Company will maintain its listing one of the over-the-counter market tiers. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Securities Agreement and note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The note issued by the Company as described in Item 1.01 was offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated October 10, 2014
	10.2	12% Convertible Promissory Note due October 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 17, 2014	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated October 10, 2014
10.2	12% Convertible Promissory Note due October 10, 2015